EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying report on Form 10-K for the year ending December 31, 2009 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Darrell W. Cain, Chief Executive Officer of III to I International Maritime Solutions Cayman, Inc., the general partner of III to I Maritime Partners Cayman I, L.P. (the “Company”) hereby certify, pursuant to section 906 of the Sarbanes Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) and 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date:  March 31, 2010
/s/ DARRELL W. CAIN

Darrell W. Cain
Chief Executive Officer,
III to I International Maritime Solutions Cayman, Inc.